SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 15, 2005, BioMarin Pharmaceutical Inc. (the “Company”) entered into a License and Supply Agreement with Hi-Tech Pharmacal Co., Inc. (“Hi-Tech”). Pursuant to the terms of this agreement, the Company will manufacture a private label version of its prednisolone sodium phosphate product Orapred and Hi-Tech will sell that version. Hi-Tech will pay the Company a transfer price based on the cost of producing the private label product and will also pay the Company an additional amount based on the net sales of the private label product.

On March 23, 2005, the Compensation Committee of the Company’s Board of Directors approved the adoption of a cash bonus plan that is applicable to all employees, including the Company’s executive officers. Under the terms of the plan, each executive officer is entitled to receive up to 31.3% of his base salary based on achieving specified goals and up to 37.5% of his base salary if such goals are exceeded by a designated amount. The amount payable is based on achieving each specific goal, which goal will apply to all of the Company’s employees. The goals include that the Company achieve less than a specified operating loss, which represents 30% of the total bonus pool, and that the Company achieve certain enumerated corporate milestones and performance metrics related to the development of the Company’s products and product programs. Assuming that the relevant goals are achieved, other employees are entitled to a percentage bonus, which is based on the employee’s level in the Company.

Also on March 23, 2005, the Compensation Committee of the Company’s Board of Directors approved certain amendments to the Company’s Severance Plan and Summary Plan Description, which had been adopted in January of 2004. Under the Severance Plan, as amended, upon a change of control, vesting of all employee options under the Company’s 1997 Option Plan will be accelerated in-full, which is unchanged from the Severance Plan as adopted in January 2004. Further, upon an involuntary termination on or within one year of a change of control, employees will be entitled to receive certain specified benefits consisting of cash severance and a continuation of employee benefits. Under the Severance Plan, as amended, the Company’s executive officers will be entitled to receive one year of benefit continuation and a severance payment equal to one year of base salary and the greater of the actual bonus paid for the prior year or the target bonus payable for the current year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: March 28, 2005	By:	/s/ Jeffrey H. Cooper Jeffrey H. Cooper Chief Financial Officer